EXHIBIT 99.1

NetSol Technologies Limited Pakistan, (“NetSol PK”), a majority owned subsidiary of NetSol Technologies, Inc., today announced financial results for the quarter ended September 30, 2024.

Financial Highlights Q1, 2024-25

●	Company posted revenues of PKR 1,899 million compared to PKR 2,256 million in corresponding quarter of last fiscal year

●	Gross profit remained at PKR 641 million compared to PKR 901 million in the corresponding period

●	Company reported a net profit of PKR 197 million compared to PKR 272 million last year

Revenues for the quarter ended September 30, 2024 decreased to PKR 1,899 million from PKR 2,256 million in the same quarter of last fiscal year. The company reported a gross profit of PKR 641 million compared to PKR 901 million in the comparative quarter of last fiscal year. The company posted a net profit of PKR 197 million or an EPS of PKR 2.21 per diluted share in comparison of a net profit of PKR 272 million or an EPS of PKR 3.09 per diluted share in the same quarter of fiscal 2024.

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